Exhibit 99.1

SuRo Capital Corp. to Report Second Quarter 2020 Financial Results

on Wednesday, August 5, 2020

SuRo Capital Declares $0.15 Per Share Dividend

SAN FRANCISCO, CA, July 29, 2020 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital” or the “Company”) (Nasdaq:SSSS) today announced that it will report its financial results for the quarter ended June 30, 2020 after the close of the U.S. market on Wednesday, August 5, 2020.

Additionally, SuRo Capital’s Board of Directors today declared a dividend in the amount of $0.15 per share, payable on August 25, 2020 to the Company’s common stockholders of record as of the close of business on August 11, 2020. SuRo Capital’s $0.15 per share dividend is expected to be reported as a capital gains dividend and treated as a long-term capital gain by stockholders.

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is 323-794-2093, and the conference call access number for participants outside the U.S. is 866-548-4713. The conference ID number for both access numbers is 3811592. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on August 12, 2020 by dialing 888-203-1112 (U.S.) or +1 719-457-0820 (International) and using conference ID number 3811592.

Certain Information Regarding the Dividend

The date of declaration and amount of the dividend are subject to the sole discretion of SuRo Capital’s Board of Directors. The aggregate amount of the dividend declared and paid by SuRo Capital will be fully taxable to stockholders. The tax character of SuRo Capital’s dividends cannot be finally determined until the close of SuRo Capital’s taxable year (December 31). SuRo Capital will report the actual tax characteristics of each year’s dividends annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call American Stock Transfer at 800-937-5449.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com

SuRo Capital Corp.

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com